CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Cal-Bay International, Inc. of our report dated February 15, 2002, relating to the financial statements of Cal-Bay International, Inc. for the year ended December 31, 2001.


/s/  Argy  &  Company
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ARGY  &  COMPANY

Fountain  Valley,  California
August  28,  2002